DST SYSTEMS, INC.
                            CORNERSTONE FEE SCHEDULE
                  EFFECTIVE AUGUST 30, 2012 -- AUGUST 29, 2015


I. TRANSFER AGENCY

     A. MINIMUM FEE
     CUSIPS in the range 1 -- 7                 $24,000 per CUSIP per year
     CUSIPS in the range > 7                    $12,000 per CUSIP per year
     Institutional Money Market CUSIPS          $48,000 per CUSIP per year

(NOTE: MINIMUM APPLIES UNLESS CHARGES INCLUDED IN SECTION B EXCEED THE MINIMUM.)

     B.   ACCOUNT MAINTENANCE AND PROCESSING FEES
     Non Level 3 Open Accounts                  $32.45 per account per year

     Level 3 Open Accounts
          0   -- 1,500 Accounts                 $12.00 per account per year
          1,501 -- 3,000 Accounts               $10.00 per account per year
          3,001 -- 4,500 Accounts               $ 8.00 per account per year
          4,501 +                               $ 6.00 per account per year

     Closed Accounts                            $1.50 per account per year

     C.   ASSET BASE FEE
     $0 -- $500,000,000                         0.25 basis points per year
     $500,000,000 -- $1,000,000,000             0.10 basis points per year
     $1,000,000,000 and greater                 0.025 basis points per year

     D.   ONE TIME SET-UP FEES
     New Fund for Existing Management Company    $1,030 per CUSIP
     New Management Company with a Single Fund   $2,575 per mgt. company
     New Management Company with Multiple Funds  $5,150 per mgt. company

     E.   OTHER SERVICES

     Institutional Manual Transactions          $8.49 per item

     Lost Shareholder Compliance                $1.50 per account per year +
                                                $0.20 per database match


     Personal Performance                       $0.13 per account per run
                                                (subject to a $515 minimum
                                                  per run)

     12b-1 Processing                           $0.23 per open & closed acct per
                                                cycle

     CDSC/Sharelot Processing                   $2.48 per account per year

                                                               DST SYSTEMS, INC.
                                                        CORNERSTONE FEE SCHEDULE
                                                                     PAGE 2 OF 4

     Anti-Money Laundering Fees*
          Foreign Accts                         $0.21 per open acct per year
          Non-Foreign Accts                     $0.16 per open acct per year
          (subject to a $100 monthly management company minimum)

     Ad-Hoc Reporting:
          Multi File Reports                    $250 per report
          Single Reports                        $250 per report

     Escheatment Costs                          $158 per CUSIP per filing +
                                                $1.88 per item + OOP Costs

     Short Term Trader Fees*
          90 Days or Less                       $0.07 per account per year
          91 Days -- 180 Days                   $0.13 per account per year
          181Days -- 270 Days                   $0.19 per account per year
          271 Days -- 366 Days                  $0.25 per account per year
          367 Days -- 2 Years                   $0.37 per account per year

     TA2000 Voice System                        Exhibit A.1
     NSCC                                       Exhibit A.2
     Financial Intermediary Interfaces          Exhibit A.3
     Fund Closing/Deconversion                  Exhibit A.4
     Vision                                     Exhibit A.5
     Cash Utilization                           Exhibit A.6

     Conversion/Acquisition Costs -- Out of Pocket expenses including, but not limited to travel and accommodations, programming, training, equipment installation, etc.

     * Computer/Technical Support (2012 Rates)
         Business Analyst/Tester:
          Dedicated                             $130,493 per year (1,690 hours)
          On-Request                            $115.75 per hour
     COBOL Programmer:
          Dedicated                             $220,020 per year (1,690 hours)
          On-Request                            $174.73 per hour
     Workstation Programmer:
          Dedicated                             $252,173 per year (1,690 hours)
          On-Request                            $206.99 per hour
     WEB Developer
          Dedicated                             $269,201 per year (1,690 hours)
          On-Request                            $222.62 per hour
     Full Service Support:
          Senior Staff Support                  $77.50 per hour
          Staff Support                         $57.50 per hour
          Clerical Support                      $47.50 per hour

                                                               DST SYSTEMS, INC.
                                                        CORNERSTONE FEE SCHEDULE
                                                                     PAGE 3 OF 4

NOTES TO THE ABOVE FEE SCHEDULE

1. OPEN AND CLOSED ACCOUNTS FEES

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined. The "Purge Date" for any year shall be any day after June 1st of that year, as selected by the Fund, provided that written notification is presented to DST at least forty-five (45) days prior to the Purge Date.

2. FEE INCREASES

The fees payable under each Advisor Complex Schedule shall increase annually, effective as of each anniversary of the Effective Date of such Advisor Complex Schedule, by an amount not to exceed the percentage increase, if any, in the Consumer Price Index for all Urban Consumers (CPI-U) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as reported by the Bureau of Labor Statistics, since the last anniversary date; provided, however, if the percentage increase in the CPI-U since the last anniversary date exceeds five percent (5%) the fee increase shall be limited to five percent (5%) and the amount by which the percentage increase in the CPI-U exceeds five percent (5%) may be charged in later years, provided in no year will the fee increase exceed five percent (5%). If the Bureau of Labor Statistics ceases to publish such Consumer Price Index for all Urban Consumers, DST shall in good faith select an alternate adjustment index.

3. LATE FEES

Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1.5% per month until payment is received.

4. Establishing a new Fund requires a minimum of 30 days advance notice.

5. Establishing a new management company requires a minimum of 60 days advance notice.

6. The One Time Set- Up fees will only be charged in the event that a new fund(s) and/or new management company does not go live, including seed money, during the month it was scheduled to go live. The One Time Set- Up fees for a new Management Company do not include the DST programming hours to set up the INVESTOR product nor do they include the DSTO programming charges.

7. If a new Fund goes live after the 16(th) of the month with funded assets, including seed money, the CUSIP and Open Account charges for that month will be charged at a 50% discount of the current rate.


Fees Accepted By:


--------------------------------                    ----------------------------
DST Systems, Inc.                                   CORNERSTONE


--------------------------------                    ----------------------------
Date                                                Date

                                                               DST SYSTEMS, INC.
                                                        CORNERSTONE FEE SCHEDULE
                                                                     PAGE 4 OF 4

REIMBURSABLE EXPENSES

This schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of reimbursable expenses include, but are not limited to the items listed below.

REIMBURSABLE EXPENSES

     Forms
     Postage (to be paid in advance if so requested)
     Mailing Services
     Computer Hardware and Software - specific to Fund or installed at remote site at Fund's direction
     Telecommunications Equipment and Lines/Long Distance Charges
     Magnetic Tapes, Reels or Cartridges
     Magnetic Tape Handling Charges
     Microfiche/Microfilm
     Freight Charges
     Printing
     Bank Wire and ACH Charges
     Proxy Processing - per proxy mailed not including postage
          Includes: Proxy Card
               Printing
               Outgoing Envelope
               Return Envelope
               Tabulation and Certification
     T.I.N. Certification (W8 & W9)
       (Postage associated with the return envelope is included)
     Off-site Record Storage
     Second Site Disaster Backup Fee (per account) Currently $.206(1), subject to change annually Travel, Per Diem and other Billables incurred by DST personnel traveling to, at and from the Fund at the request of the Fund.
     Base Compliance Program Expense - $175,000(2)




----------
(1) The annual charge of $0.206 per account, paid monthly in increments of one-twelfth of the annual charge, is a pro rata portion of DST's cost for the service and will increase proportionate to any increase in DST's costs to provide the recovery service or in the event that the current recovery goal is shortened. The current recovery goal is to have the TA2000 System as provided for in the Business Contingency Plan operational 4 hours after DST's declaration of a disaster. Data communications expenses for connectivity to the backup sites (DST owned or recovery vendor provided) are part of the DST network charges and are billed monthly as an out-of-pocket expense unless network is Fund-provided, in which case connectivity is the responsibility of Fund.
(2) Will not increase by more than 10% in years 2 and 3 provided there are no material changes in the regulatory environment. DST and SEI will review annually the number of clients/management companies to determine whether or not there has been a material impact which would warrant a change in the Compliance Program expense.

                                                                     EXHIBIT A.1

                              TA2000 VOICE SYSTEM
                                  FEE SCHEDULE

PER CALL SERVICE FEE

Utilization of DST's TA2000 Voice System is based on a service fee of $.24 per call. Each call has a maximum duration of seven (7) minutes. This charge is a flat rate regardless of the number or type of transactions that a shareholder processes during the call. A given call could result in inquiries and/or transactions being processed for various funds in the complex. Therefore, on a monthly basis, DST will report the number of inquiries and/or transactions processed by fund. A percentage of the total will be derived and reported for each fund. As a result of this process, DST will allocate the charges among the individual funds.

MULTIPLE CALL FLOWS

An additional fee of $525 per month will be charged for each additional call flow that requires different flows, functions, vocabulary, processing, rules or access method. An additional fee of $210 per month will be charged for each additional call flow that is identical in flows, functions, vocabulary, processing rules or access method.

MINIMUM MONTHLY CHARGE

DST's commitment to the reliability and continued enhancement of the TA2000 Voice System necessitates a minimum monthly charge for the service. The minimum monthly charge will only be assessed when it is greater than the monthly service fees. The minimum monthly charge will be implemented on a graduated basis based on the number of CUSIPS and shareholders in a fund complex and is the sum of the CUSIP and account charges. The schedule for this charge is as follows:

           YEARS                CHARGE PER            CHARGE PER
            OF               CUSIP AUTHORIZED         SHAREHOLDER
          SERVICE              FOR SERVICE*            ACCOUNT**
          -------            ----------------         -----------
            1                     $ 58                  $.003
            2                     $ 85                  $.004
            3                     $114                  $.005

     * CUSIPS ADDED TO THE SERVICE will be subject to the same minimums being charged to the other CUSIPS in the complex at the time the CUSIPS are added.

     ** THE PER ACCOUNT CHARGE is based on the total number of shareholder accounts in authorized CUSIPS at the end of each month.

OUT OF POCKET COSTS

Each fund complex will require a unique WATS number for their shareholders to call. Each WATS number will require a specific number of trunks to service a given volume of shareholder calls. All installation and monthly usage charges associated with these will be billed through monthly out-of-pocket invoices.

                                                                     EXHIBIT A.2

                      NSCC FEES AND OUT-OF-POCKET EXPENSES

DST FEES

     DST charges $1,764 per CUSIP per year for the NSCC platform

NSCC PARTICIPANT FEES

          The NSCC charges $40 per month per NSCC Participant any for CPU access/shared line costs.

          A combined participant base fee of $200 per month is charged for the following services:

     FUND/SERV:

          The NSCC charges an activity charge of $.175 per inputted transaction. Transactions include purchases, redemptions and exchanges.

     NETWORKING:

          - $.02 per account for funds paying dividends on a monthly basis
          - $.01 per account for funds paying dividends other than monthly

     COMMISSION SETTLEMENT:

          - $. 30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge
          - $. 20 per hundred records, per month, for 500,001 to 1,000,000 records
          - $. 10 per hundred records, per month, for 1,000,001 records and above

     MUTUAL FUND PROFILE SERVICE MONTHLY MEMBERSHIP FEE

          - $325.00 per month

SETTLING BANK FEES

     The fund may be charged fees by the Funds Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund and the Settling Bank.

                                                                     EXHIBIT A.3

             FINANCIAL INTERMEDIARY/THIRD PARTY ADMINISTRATOR FEES

BASE FEE (PER INTERMEDIARY PER MONTH)                       $117.76

PHONE CALLS (INBOUND/OUTBOUND)                              $4.71 (1)

TRANSACTIONS:

     Manual Same Day (T) Processing/Settlement
     Environments (not processed until money received)      $4.12/each (1)

     Manual or Automated Non-Same Day (T+x) Processing/
     Settlement Environments (systematic "as-of" T NAV,
     adjusted supersheets, expedited money movement)        $12.95/each

ALL INBOUND ELECTRONIC DATA TRANSMISSIONS

Data Transmissions/Interfaces:
     First 10 Intermediaries                         $60/intermediary/mo
     Next 15 Intermediaries                          $46/intermediary/mo
     Intermediaries over 25                          $36/intermediary/mo
     Initial Set-up                                  Standard Programming/
                                                       Client Services Fees

Note: DST will assess charges to receivers of outbound electronic data transmissions comprised of an initial setup fee, and a monthly fee based on the number of management companies being accessed.

----------
(1) If the Transfer Agency fee agreement has lower stated rates for phone calls and manual same day (T) transactions DST will honor those stated rates.

                                                                     EXHIBIT A.4

                    FUND CLOSING / DECONVERSION FEE SCHEDULE

================================================================================

Fees effective as of fund closing or deconversion:

     Closed Accounts                            As stated in fee schedule

     Closed CUSIP Fee                           $177 per closed CUSIP per month

     Above charges are effective through May of the following year to compensate DST for tax reporting and statement production.

Programming

     As required at DST's then current standard rates.

Reimbursable Expenses

This schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of such reimbursable expenses include but are not limited to forms, postage, mailing services, telephone line/long distance charges, transmission of statement data for remote print/mail operations, remote client hardware, document storage, tax certification mailings, magnetic tapes, printing, microfiche, Fed wire bank charges, ACH bank charges, NSCC charges, as required or incurred, etc. Reimbursable expenses are billed separately from Account Maintenance and Programming fees on a monthly basis.

                                                                EXHIBIT A.5, P.1

                                     VISION

                                  FEE SCHEDULE

ID CHARGES
NUMBER OF ID BREAKPOINTS   ID CHARGE BREAKPOINTS
------------------------   ---------------------
1 - 500                    $3.25 per month/per ID for each of the first 500 IDs
501 - 1,000                $3.00 per month/per ID for each of the next 500 IDs
1,001 - 2,000              $2.75 per month/per ID for each of the next 1,000 IDs
2,001 - 3,450              $2.50 per month/per ID for each of the next 1,000 IDs
3,451 - +                  No charge for each additional ID over 3,000

In accordance with the schedule above, ID Charges for each affiliate of Customer with a separate management code in the DST system cannot exceed a monthly maximum of $9,500.

INQUIRY CHARGES
---------------
Initial Set-up Fee              None
     Per View Charge(3)
          Standard             $0.05
          Reduced              $0.025

A view is defined as the complete process of an information request sent to the underlying recordkeeping system, and the corresponding response returned from the underlying recordkeeping system.

STATEMENT CHARGES
-----------------
Individual Statement Retrieval Charge                  $0.05 per statement
Batch Statement Load Charge                            $0.03 per image
Monthly Statement Interface Support Charge(4)          $1,300

Each individual statement presented shall be a separate retrieval and therefore be a separate charge, i.e., any related statement or historical statement, even if referred to on the requested statement, shall be a separate Statement Retrieval Charge. Further, the Statement Retrieval Charges do not cover any charges or expenses Customer may incur from its statement vendor.

The Batch Statement Load per-image charge will only be assessed at the time the statements are provided to Vision by the statement vendor, not at the time of viewing or downloading. Statements may be retrieved multiple times during the on-line availability period, but the management company is only charged once. Once the on-line availability period ends, the statements may be requested again and new charges would be assessed.

----------
(3) The Standard Per View Charge is currently assessed when an information request retrieves data from individual system-level tables to return a response. DST may, from time to time, determine that certain information requests that retrieve data from a consolidated table to return a response are eligible for the Reduced Per View Charge. Although the foregoing represents the approach DST has historically taken with respect to Per View Charges, DST reserves the right at any time to change the components and/or structure of the Per View Charge.
(4) The Monthly Statement Interface Support Charge shall only be imposed if Customer elects to offer electronic statements as a part of the Vision Services through a statement vendor, or proprietary offering, other than DST Output, LLC or a subsidiary of DST Output, LLC. If Customer uses DST Output, LLC or a subsidiary of DST Output, LLC as its electronic statement vendor, the Monthly Statement Interface Support Charge will be waived.

                                                                EXHIBIT A.5, P.2


DATA EXTRACT CHARGES
Advisor Requests                                       $0.12 per file
Non-Advisor Requests                                   $6.00 per file

The Data Extract charge will only be assessed at the time data files are retrieved by Vision, not at the time of viewing or downloading. The charge will be assessed for each affiliate of Customer with a separate management code in the DST system to which the data file pertains.

EMAIL ALERT CHARGES
-------------------
Per email charge                                       $0.05 regardless of the
                                                       number of confirmations
                                                       included in the email

TRANSACTION PROCESSING CHARGES(5)
--------------------------------
Initial Set-up Fee(6)
     Existing FAN Users                                 $2,500
     All Others                                         $5,000
Purchase, Redemption, Exchange, Maintenance             $0.10 per transaction
NSCC Reject Processing                                  $0.10 per reject(7)
New Account Establishment (each new account             $0.35 per transaction
  transaction may contain one or more new
  accounts)
New Account Web Service Image Delivery                  $0.65 per image
  Monthly Minimum(8)                                      the greater of $500 or
                                                          actual usage charge
FUND FAMILY VISION ADDITIONAL FEES
----------------------------------

Fund Family Vision(9) is an optional element of the Vision Services which provides Customer the ability to offer integrated access to Vision through the Customer Web Site as described in more detail in the Fund Family Vision Implementation Guide.

     BASIC PACKAGE
     -------------
     When a User requests access to Vision, Customer's Web Site will launch a frame-set containing Customer's header within the top frame and Customer's custom version of Vision within the lower frame. The customizable components are described in the Fund Family Vision Implementation Guide.

     PREMIUM PACKAGE
     ---------------
     In addition to the integration provided in the Basic Package, the Premium Package provides four additional features as follows:

          AUTHENTICATION - Provides seamless integration between Customer's Web Site and Vision.

----------
(5) Transaction Processing is an optional element of Vision Services. Customer will not be assessed the Monthly Minimum or any Transaction Processing Charges until one or more of the Transaction types are made available to Users.
(6) The Initial Set-up Fee shall be waived for set-ups that involve only NSCC Reject Processing. For all other transaction processing this Fee shall apply and shall be assessed only once per management code.
(7) NSCC Reject Processing fee of $.10 does not include a $.05 per reject view charge for the User's entry of comments associated with each reject.
(8) NSCC Reject Processing shall not be considered when calculating the Monthly Minimum charge for Transaction Processing.
(9) Participation in the Fund Family Vision offering (both Basic and Premium Packages) is subject to the terms and conditions set forth on Exhibit A attached to this Service Exhibit.

                                                                EXHIBIT A.5, P.3

     CONTENT MANAGEMENT - Enables Customer to publish marketing or other types of customer-specific content to DST-designated areas within DST-designated Vision screens without manual DST intervention.

     FUND SPECIFIC NAVIGATION - Enables Customer, if Customer participates in Client List for Fund Family Vision, to define links within the left navigation that will direct the User to specific destinations on Customer's Web Site.

     WEB STATS - Provides enhanced reporting of usage patterns and general Web activity.

FEES(10) In addition to the other Vision fees as described in this Vision fee schedule, the following Fund Family Vision Additional Fees apply:

     BASIC PACKAGE

     In the event Customer elects to utilize the Fund Family Vision option, if the Customer is paying less than the monthly maximum in Vision ID Charges ($9,500), the additional fee for the Fund Family Vision Option shall be a monthly amount equal to the lesser of (i) $1,000 per month, or (ii) the difference between the current ID Charges and the amount needed to reach the $9,500 monthly ID Charge maximum. Customer may utilize the Fund Family Vision option free of charge for so long as Customer is paying the monthly maximum in Vision ID Charges ($9,500).

     PREMIUM PACKAGE(11)

     Initial Set-up Fee                                              $5,000
     Monthly Fee (in addition to the applicable Basic Package fee)   $3,000

VOLUME DISCOUNTS
----------------
Discount Schedule (monthly)(12)

                      $7,500 - $15,000                20%
                      $15,001 - $30,000               25%
                      $30,001 - $45,000               30%
                      $45,001 - +                     35%

The percentage discount is applied incrementally to the dollars associated with each breakpoint.

Each affiliate of Customer with a separate management code in the DST system will be charged separately and will not be aggregated for purposes of ID Charges or Volume Discounts.

----------
(10) Fund Family Vision fees are not included for purposes of calculating the Vision Volume Discount, as described under Volume Discounts.
(11) The Premium Package Initial Set-up Fee and Monthly Fee shall be waived for Platinum Level Customers.
(12) Volume Discounts apply to all Inquiry Charges, Individual Statement Retrieval Charges, Batch Statement Load Charges, Data Extract Charges, Email Alert Charges, Transaction Processing Monthly Minimum, and Transaction Processing Charges. ID Charges, Monthly Statement Interface Support Charges, Transaction Processing Initial Set-up Fee, and Fund Family Vision Additional Fees are not included in Volume Discount calculations.

                                                                EXHIBIT A.5, P.4

PLATINUM/GOLD DISCOUNT
----------------------

An additional discount shall be applied to the net Fees (i.e., after Volume Discounts) paid by Customer for DST's Vision Services if Customer is utilizing DST's Basic FAN Mail Services pursuant to the applicable Master Agreement for DST FAN Mail Services, as follows:

At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to the Service Exhibit to the Master Agreement for DST FAN Mail Services, and at the beginning of each calendar year thereafter, DST shall review the average combined monthly usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. In the event the average monthly usage fees paid equal or exceed at least $15,000.00, Customer shall receive the following discounts on Vision Services fees for the then current calendar year:

GOLD LEVEL
----------

Qualification: Average combined monthly usage fees paid by Customer for Basic
               FAN Mail Services and Vision Services equal or exceed $15,000.00 ($180,000.00 annually) but are less than $25,000.00.

Discount:      The discount for each billing cycle equals 2[]% of Vision usage fees billed for such cycle.

PLATINUM LEVEL
--------------

Qualification: Average combined monthly usage fees paid by Customer for Basic
               FAN Mail Services and Vision Services equal or exceed $25,000.00 ($300,000.00 annually).

Discount:      The discount for each billing cycle equals 5% of Vision usage fees billed for such cycle.

PLATINUM PLUS LEVEL
-------------------

Qualification: Average combined monthly usage fees paid by Customer for Basic
               FAN Mail Services and Vision Services equal or exceed $166,666.67 ($2,000,000.00 annually).

Discount:      The discount for each billing cycle equals 10% of Vision usage fees billed for such cycle.

DST will combine qualified usage fees for all affiliates of Customer for purposes of determining the applicable discount for Customer's affiliated corporate complex. In order to qualify, an affiliate of Customer must be an entity which directly or indirectly controls(13), is controlled by or under common control with, Customer. It is Customer's responsibility to notify DST in writing of qualifying company affiliations. DST will not combine an affiliate's usage fees with Customer's unless and until Customer has so notified DST. No retroactive adjustments to the Gold and Platinum discounts will be made based on previously undisclosed company affiliations. If Customer qualifies, the discount shall be shown on each invoice issued to Customer.

----------
(13) Control" over an entity shall mean (i) the possession, directly or indirectly, of 100% of the voting power to elect directors, in the case of an entity that is a corporation, or members of a comparable governing body, in the case of a limited liability company, firm, joint-venture, association or other entity, in each case whether through the ownership of voting securities or interests, by contract or otherwise and (ii) with respect to a partnership, a general partner thereof or an entity having management rights comparable to those of a general partner shall be deemed to control such entity. The terms "controlling" and "controlled" shall have corollary meanings.

                                                                EXHIBIT A.6, P.1

                              DST CASH UTILIZATION
                               INVESTMENT SERVICE

The following describes the DST Cash Utilization investment service:

     1) Net collected balances: Net collected balances in the Client's transfer agency bank accounts at UMB Bank, N.A. ("UMB"), will be invested each day in two separate overnight UMB sponsored sweep vehicles with comparable rates of return to UMB's earnings credit rate.

          Money market Sweep: Balances able to be determined by a predetermined cutoff time each business day will be swept into a Money market account in DST's name. This account will be registered as "for the account of DST (Client Name)". The next morning of a business day, the identical principal amounts will be swept back into the originating accounts with the earnings remaining in the Money market account. The following business day, balances will again be swept into the Money market account and will be invested overnight along with residual earnings from previous days, and so on each business day.

          Overnight Rep: Each evening of a business day, balances exclusive of those already swept into the Money Market account (with some UMB constraints) will be swept into an overnight Repo investment. The next morning of a business day, principal and earnings amounts will be swept back into the originating accounts, with DST maintaining an ongoing reconciliation of principal versus earnings in your accounts.

          No investment advisory functions: DST would not be performing investment advisory functions as part of this service. The Money Market and Repo sweep vehicles are UMB product offerings.

     2) Lower bank account service charges: For customer electing to use the new Cash Utilization service, DST has renegotiated lower bank account service charges (projected to be 10% less than your current service charges) from UMB by leveraging our collective Transfer Agent and Corporate relationships with the bank. These reduced fees will benefit you directly and will not be available to smaller, individual customers of the bank.

          Service Fee payment: Each month, UMB will determine your service fees and invoice them to DST. DST will pay them on your behalf from the accumulated earnings of both overnight investment vehicles. DST will provide you with a copy of the UMB invoice supporting these charges.

     3) DST Fee: DST's fee for this service allows for DST to collect 25% of all gross overnight investment earnings from both investment vehicles for this Cash Utilization service.

          DST Fee Collection: Each month, DST will determine the amount of this fee and deduct it from the accumulated earnings of both overnight investment vehicles. We will provide you with detail supporting the calculation of this fee.

                                                               EXHIBIT A.6, P. 2

     4) Net Earnings Credit: Each month, the remaining net earnings, reduce by both UMB and DST service charges, will be credited against the funds' Transfer Agency fees as a direct reduction of fund expenses. Should earnings exceed fees, the excess earnings will be available to be credited against future fees or returned to the client based on direction from the client.

          Reconciliation: DST will perform the reconciliation of earnings, service charges and credits. DST will also determine the apportionment of the credits to the individual funds in accordance with the following procedure; the portion of the total credit that each fund receives shall be equal to the percentage of total TA fees that each fund's individual fees represent each month. On your TA fee invoice, we will provide the detail of the original gross charges, the amount of the credit for each individual fund and the net amount due for each fund. The funds would pay DST only the net of total TA fees and reimbursable expenses less the amount of the credits.

     5) Legal Opinion: We have reviewed the Legal Opinion of Seward & Kissel, LLP ("Seward") dated July 19, 2000 and hereby advise you that, as assumed by Seward in such letter, the existing agreements whereby 'The Client' receive transfer agency services from DST through UMB, currently the transfer agent for such Funds, have been, and the agreement now being negotiated by and between the Funds and DST whereby DST is appointed as the transfer agent for the Funds will be, approved by a majority of the directors or trustees of each Fund, including a majority of those directors or trustee who are not "interested person" of the Fund or its affiliates, as that term is defined in the 1940 Act.

     6) Authorization: Not withstanding anything in any agreement under which DST is authorized, directly or indirectly, to perform transfer agency, shareholder servicing agency or related services, whether as principal, agent or sub-agent, to the contrary, DST is hereby authorized and instructed to open bank accounts in DST's name for the deposit and holding of, and to deposit into and hold in such accounts, all checks and payments received by DST form NSCC, broker-dealers or shareholders, and any other sums received by DST, for investment in shares, while such sums await their actual delivery to and investment in such Funds.








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